                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
First Commercial Corporation:


    We consent to the incorporation by reference in the Registration Statement (No. 333-01599) on Form S-3 of First Commercial Corporation of our report dated January 28, 1994, relating to the consolidated statements of income, stockholders' equity and cash flows of State First Financial Corporation and subsidiaries for the year ended December 31, 1993, which report appears as
Exhibit 99(a) in the December 31, 1995, Annual Report on Form 10-K of First Commercial Corporation.


                                                   /s/KPMG Peat Marwick LLP

Little Rock, Arkansas
April 1, 1996